IRREVOCABLE PROXY

	BE IT KNOWN, that I, Ronald D. Ordway, with my principal business office located at 1868 Tucker
Industrial Road, Tucker GA 30084, the undersigned
Shareholder of MDU Communications International, Inc., a
Delaware corporation, with its principal executive offices located at 60-D Commerce Way, Totowa, New Jersey
07512 ("MDU"), hereby constitute and appoint DED
Enterprises Inc., a Florida corporation, with its principal address at 210 Crystal, Grove Blvd, Lutz, FL
33548, and any of its officers, directors or authorized representatives, as my true and lawful attorney and agent for me and in my name, place and stead, to vote as my proxy at any Meeting of the Shareholders of MDU, for each and every share of MDU that I own or control, including but not limited to the Annual Meeting of the Shareholders to be held on April 23, 2009, or any adjournment thereof, for the transaction of any business which may legally come before the meeting, and for me and in my name, to act as fully as I could do if personally present; and I herewith revoke any other proxy heretofore given. This Proxy is Irrevocable and shall expire on March 18, 2010.

WITNESS my hand and seal this 18th day of March, 2009.


/s/ Ronald D. Ordway
___________________
Ronald D. Ordway